COMMONWEALTH OF THE BAHAMAS

                          (NO.          OF             )

                            MEMORANDUM OF ASSOCIATION

                                       OF
                                                                       SEAL
                                 LEON TOURS LTD.


1.   The Name of the Company is Leon Tours Ltd.

2. The registered office of the Company will be situated at such place within The Bahamas as the directors may from time to time determine.

3. The registered agent of the company will be The Management Limited Nassau, Bahamas or such other person or company being a person or company entitled to act as a registered agent as the directors may from time to time determine.

4.   The Objects for which the Company is established are:

     (a) To buy, own hold, subdivide, lease, sell, rent, prepare building sites, construct, reconstruct, alter, improve, decorate, furnish, operate, maintain, reclaim, or otherwise deal with and/or develop land and buildings and otherwise deal in real estate in all its branches, to make advances upon the security of land or buildings or other property or any interest therein, and whether or erected or in course of erection and whether on first mortgage or mortgages or charge or charges, and to develop land and buildings as may seem expedient but without prejudice to the generality of the foregoing.

     (b) To buy, sell, underwrite, invest in, exchange or otherwise acquire, and to hold, manage, develop, deal with and turn to account any bonds, debentures, shares (whether fully paid or not), stocks, options. commodities, futures forward contracts, notes, or securities of governments, states, municipalities, public authorities or public or private limited or unlimited companies in any part of the world, precious metals, gems, works of art and other articles of value, and whether on a cash or margin basis and including short sales, and to lend money against the security of any of the aforementioned property.

     (c) To borrow or raise money by the issue of debentures, debenture stock (perpetual or terminable), bonds mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any such security and upon such terms as to priority or otherwise as the Company shall think fit.

     (d) To engage in any other business or businesses whatsoever, or in any act or activity which may be undertaken by a person or persons as individuals or by one or more individuals acting together which are not prohibited by law for the time being in force in the Bahamas.

     (e) To do all such other things as are incidental to or which the Company may believe to be conducive to the attainment of all or any of the above objects.

          And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be an independent main object and shall not be in any way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and particularly, the above objects may be carried out in any part of the world.

5.   The Company has no power to:

     (a)  carry on business with persons resident in the Bahamas;

     (b) own an interest in real property situated in The Bahamas, other than a lease of property for use as an office which to communicate with members or where books and records of the Company are prepared or maintained;

     (c)  carry on banking business;

     (d)  carry on business as an insurance or reinsurance company; or

     (e)  carry  on  the  business  of  providing  the  registered   office  for
          companies.

6. The shares in the company shall be issued in the currency of the United States of America.

7. The authorized capital of the Company is US$5,000.00 divided into 5,000 shares with a par value of US$1.00 each. The directors are duly empowered to issue shares as registered shares or to the bearer a they may at their discretion determine by resolution.

8. The shares shall be divided into such number of classes and series as the directors shall by resolution from time to time determine and until so divided shall comprise one class and series.

9. The directors shall by resolution have the power to issue a class or series of shares that the Company is authorized to issue in its capital, original or increased, with or subject to a designations powers, preferences, rights, qualification limitations and restrictions as the directors shall decide.

10. Shares issued as registered shares may be exchanged for shares issued to bearer, and shares issued to bearer may be exchanged for registered shares.

11. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, may be requested to give to the company the name and address of an agent or attorney for service of any notice, information or written statement required to be given to members, and service upon such agent or attorney shall constitute service upon the bearer of such shares. In the absence of such name and address being given, it shall be sufficient for the purpose of service for the Company to publish the notice, information or written statement in a newspaper circulated in the Bahamas and in a newspaper in place where the Company has its principal office.

12. The Company shall by resolution of the directors have the power to amend or modify any of the conditions contained in the Memorandum of Association and to increase or reduce the authorized capital of the Company in any way which may be permitted by law.

We, the undersigned Subscribers, are desirous of being formed into a Company in pursuance of this Memorandum of Association.



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                  NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBERS

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/s/ E.P. Toothe                                 /s/ Signature on File
---------------                                 --------------------------------
                                                Secretary
Portago (Nominees) Limited
Nassau, Bahamas



/s/ E.P. Toothe                                 /s/ Signature of File
---------------                                 --------------------------------
                                                Secretary
East (Nominees) Limited
Nassau, Bahamas



DATED this 16th day of June, 1992.

WITNESS to the above signatures:  /s/ A. McPhee